UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2026
Teads Holding Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TEAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director.
On September 29, 2026, the Board of Directors (the “Board”) of Teads Holding Co. (the “Company”) approved an increase in the number of directors constituting the full Board from ten to eleven and elected Stuart Kovensky to fill the vacancy from the increase in the number of directors. Mr. Kovensky will serve as a Class I director with a term expiring at the Company’s 2028 Annual Meeting of Stockholders. Mr. Kovensky has been appointed to serve as a member of the Financing Committee.
Mr. Kovensky is an experienced C-Suite executive, investor, and board member with over 30 years of experience in investment management, business development, capital raising, and corporate governance. Since 2023, Mr. Kovensky has served as the Managing Member of Cogent Advisory LLC, a firm he founded that focuses on providing corporate advisory and independent director services. In this role, he advises corporate boards and stakeholders including institutional lenders on capital optimization, strategic financing, and corporate initiatives. Mr. Kovensky is a veteran independent director with extensive experience guiding companies through strategic capital enhancements and financing initiatives, having served in such capacity on several boards including Onex Credit Partners LLC, Multi-Tech, Inc., Allentown, LLC, and United Road Services, Inc.. Mr. Kovensky brings a well-rounded perspective informed by his experience as a corporate founder, operator, director, and investor. Between January 2006 and December 2022, Mr. Kovensky was the Co-CEO, CIO, and a member of the board of directors of Onex Credit Partners, a firm he co-founded in 2006. Prior to co-founding Onex Credit Partners, Mr. Kovensky was a Portfolio Manager and Co-Head of the opportunistic credit strategy at John A. Levin and Co. from 2001 to 2005. From 1995 to 2000, he was a Partner and Head of Research at Murray Capital Management. Mr. Kovensky began his career at Chase Manhattan Bank in 1989, where he gained experience in High Yield Finance, Structured Finance, and International Trade Finance. Mr. Kovensky holds an M.B.A. with honors from the New York University Stern School of Business.
As previously disclosed, the Company continually evaluates opportunities to optimize its capital structure, enhance financial flexibility, and position its balance sheet for long-term strategic growth. In connection with these ongoing initiatives, the Board elected Mr. Kovensky, whose deep expertise in capital markets, lender engagement, and strategic financing will be highly valuable as the Company executes its financial objectives.
The Board has determined that Mr. Kovensky is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). [In connection with the election of Mr. Kovensky to the Board, the Company entered into an engagement agreement with Mr. Kovensky, pursuant to which Mr. Kovensky agreed to serve as a director on the Board and will receive a monthly cash retainer of $40,000, which is payable in advance monthly, as well as $4,000 per day under certain specified circumstances. There are no arrangements or understandings between Mr. Kovensky and any other person pursuant to which he was selected as a director, and there are no transactions related to the Company in which Mr. Kovensky has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with his election, Mr. Kovensky has entered into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1, as amended, filed with the SEC on June 29, 2021 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEADS HOLDING CO.
Date: October 1, 2026	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer

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